Exhibit 99.2

Novus Capital Corporation Announces Closing of $100 Million Initial Public Offering

New York, NY – (May 19, 2020) – Novus Capital Corporation (NASDAQ: NOVSU) (the “Company”) announced today that it closed its initial public offering of 10,000,000 units at $10.00 per unit. The offering resulted in gross proceeds to the Company of $100 million.

The Units began trading on the Nasdaq Capital Market under the symbol “NOVSU” on May 15, 2020. Each unit consists of one share of common stock and one redeemable warrant, with each warrant entitling the holder to purchase one share of common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be traded on the Nasdaq Capital Market under the symbols “NOVS and “NOVSW”, respectively.

EarlyBirdCapital, Inc. acted as the sole book-running manager of the offering. I-Bankers Securities, Inc. acted as co-manager.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $100 million (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of the closing date reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Syndicate Department, 212-661-0200. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on May 14, 2020.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Novus Capital Corporation

Novus Capital Corporation is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company is led by Robert J. Laikin and Larry Paulson, who have significant hands-on experience helping high-tech companies optimize their existing and new growth initiatives by exploiting insights from rich data assets and intellectual property that already exist within most high-tech companies. The Company intends to focus its efforts on evaluating business combination targets opportunities in the smart technology innovations market. Specifically, the Company intends to target companies that are at the forefront of high technology and are enabling the future evolution of 5G communication, virtual reality, artificial intelligence, cloud computing, machine learning, hardware and software distribution and value-added customized logistics services. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Robert J. Laikin

robertjlaikin@gmail.com

317-590-6959